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                                 Promissory Note

Note  Amount:     $  3,000.00  (the  "Principal")
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This  Promissory Note ("Note"), dated the 24th day of October, 2002, is made and entered into by and between Norcan Exploration Inc., a Nevada corporation having a registered office at 502 East John Street, Carson City, Nevada 89706 (the "Company") and Marinaside Development Corp., a British Columbia company having its principal place of business at Suite 3605 - 1199 Marinaside Crescent, Vancouver, British Columbia, Canada V6Z 2Y2 ("Holder").

In consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.     Promissory  Note:  FOR  VALUE  RECEIVED,  the  Company promises to pay to
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Holder,  or  its  order, at such place or places as Holder may from time to time designate in writing, the Principal, which shall be due and payable on October 31, 2007. Interest shall be payable on the unpaid principal at the uncompounded rate of 3% per annum payable at the time of repayment of the principal.

2.     Currency:  All  principal and interest due under this Note are payable in
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cash  in  lawful  money  of  the  United  States  of  America.

3.     Payment:  Payment  of the Principal shall be to the address of the Holder
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as  set  out below, or at such other place as Holder may designate in writing to the  Company.

4.     Right  of  Prepayment.  At any time from the date hereof to the due date,
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the  Company  may  prepay  the  entire  principal  sum  and any interest accrued thereon, or any portion thereof, without penalty or restriction. Any prepayment shall be applied first to interest accrued but not yet paid, and then to principal.

5.     Governing  Law.  This  Note  shall  be  governed  by  and  construed  in
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accordance  with  the  laws  of  the  province  of  British  Columbia.

6.     Enurement:  The provisions hereof shall enure to the benefit of and shall
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be  binding  upon  the  legal  representatives,  successors  and  assigns of the parties.

7.     Captions:  The  captions in this Note are inserted solely for convenience
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of  reference  and  do not constitute a part of this Note, nor shall they affect its  meaning,  construction  or  effect.

8.     Electronic  Means:  Delivery  of  an  executed  copy  of  this  Note  by
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electronic  facsimile  transmission  or  other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Note as of the date set forth above.

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9.     Counterparts:  This  Note  may  be executed in counterparts each of which
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shall  be  deemed  an  original,  but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed as of the date first above written.

HOLDER:                                    COMPANY:

Marinaside  Development  Corp.             Norcan  Exploration  Inc.

By:    /s/ William  J.  Hadcock            By:    /s/  William  J.  Hadcock
       __________________________                 ___________________________
Name:  William  J.  Hadcock                Name:  William  J.  Hadcock
Title: President                           Title:  President




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